Lyft Announces Q4’22 and Fiscal 2022 Results

SAN FRANCISCO, CA, February 9, 2023 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

“In 2022 we took important steps to strengthen our business and delivered significant value to our customers,” said Logan Green, co-founder and chief executive officer of Lyft. “The better marketplace balance we see today creates significant opportunities for long-term profitable growth. To take advantage of this opportunity we must ensure competitive service levels. Reinforcing our competitive position, servicing more demand and reducing our fixed and variable costs will put us in the best position to deliver strong shareholder returns.”

“In Q4 we achieved the highest revenues in our company’s history and we outperformed guidance on Adjusted EBITDA excluding the action we took to strengthen our insurance reserves,” said Elaine Paul, chief financial officer of Lyft. “Our Q1 guidance is the result of seasonality and lower prices, including less Prime Time. Additionally, our different insurance renewal timing puts differently timed pressure on our P&L. We are not waiting for that to normalize to achieve competitive service levels. We are focused on driving greater growth and profitability.”

Disclosure Update
•We have revised the calculations of our non-GAAP financial measures to include insurance reserve adjustments for prior periods1. In December, the SEC updated its guidance related to non-GAAP financial measures, which applies to all public companies. Subsequent to this change and following consultation with the SEC, we have updated our disclosures for the fourth quarter of 2022 and we have presented past periods on a comparable basis.

Fourth Quarter 2022 Highlights
•Revenue of $1.2 billion grew 21 percent from $969.9 million in Q4 2021. Relative to revenue of $1.1 billion in the third quarter of 2022, revenue grew 12 percent.
•We strengthened our insurance reserves and accrued and other current liabilities by $375 million, with $225 million reflected in cost of revenue and $150 million in general and administrative expenses.
•Net loss of $588.1 million compares with a net loss of $283.2 million in the fourth quarter of 2021 and includes $201.3 million of stock-based compensation and related payroll tax expenses.
•Under our updated non-GAAP calculation, Adjusted EBITDA1 was a negative $248.3 million versus a negative $47.6 million in the fourth quarter of 2021 and a negative $26.7 million in the third quarter of 2022.
•Relative to guidance, Adjusted EBITDA2 was a positive $126.7 million, exceeding the high end of outlook of $80 to $100 million3.
1 Insurance reserve adjustments were previously adjusted for in certain of our non-GAAP financial measures by the exclusion of “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” from Adjusted EBITDA, Adjusted Net Income (Loss), Contribution and Contribution Margin.
2 Excludes the $375 million impact from the increase to insurance reserves and accrued liabilities and the change to Lyft’s Adjusted EBITDA definition from the fourth quarter of 2022. This amount includes the $225 million which would have been previously adjusted for in Adjusted EBITDA and Adjusted EBITDA Margin by the exclusion of “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and $150 million related to insurance costs that are generally not required under transportation network company regulations included in general and administrative expenses on the consolidated statement of operations.
3 Company outlook for the fourth quarter of 2022 was reported during the third quarter 2022 Financial Results Earnings Call on November 7, 2022 and did not include the $375 million insurance reserve adjustments or the update to our non-GAAP calculations.

•Unrestricted cash, cash equivalents and short-term investments was $1.8 billion at December 31, 2022.

Fiscal Year 2022 Highlights
•Revenue of $4.1 billion grew 28 percent year-over-year versus $3.2 billion in fiscal year 2021.
•Net loss of $1.6 billion compares with a net loss of $1.1 billion in fiscal year 2021 and includes $767.8 million of stock-based compensation and related payroll tax expenses.
•Under our updated non-GAAP calculation, Adjusted EBITDA4 was a negative $416.5 million versus an Adjusted EBITDA of negative $157.5 million in fiscal year 2021.

Outlook
For Q1 2023, we anticipate:
•Revenue of approximately $975 million
•Adjusted EBITDA between $5 million and $15 million
We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Key Metrics

	Active Riders			Revenue per Active Rider
	2022	2021	2021 to 2022 % Change	2022	2021	2021 to 2022 % Change
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	17,804	13,494	31.9%	$49.18	$45.13	9.0%
Three Months Ended June 30	19,860	17,142	15.9%	$49.89	$44.63	11.8%
Three Months Ended September 30	20,312	18,942	7.2%	$51.88	$45.63	13.7%
Three Months Ended December 31	20,358	18,728	8.7%	$57.72	$51.79	11.5%

Webcast
Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public
4 Insurance reserve adjustments were previously adjusted for in certain of our non-GAAP financial measures by the exclusion of “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” from Adjusted EBITDA, Adjusted Net Income (Loss), Contribution and Contribution Margin.

conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, Lyft’s beliefs regarding its future operating and financial performance, including Lyft’s expectations regarding revenue tailwinds and rider and driver experience, and Lyft’s expectations regarding future insurance risk. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, risks related to the macroeconomic environment, and risks regarding our ability to forecast our performance due to our limited operating history, the COVID-19 pandemic and the macroeconomic environment. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in our Annual Report on Form 10-K for the full year 2022 that will be filed with the SEC by March 1, 2023. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase in, or an additional 927, Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.
Non-GAAP Financial Measures

To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In December 2022, the SEC issued updates to its Compliance and Disclosure Interpretations to clarify certain matters relating to non-GAAP adjustments. Subsequent to this change and following consultation with the SEC, we have aligned our disclosures, specifically by presenting Adjusted EBITDA, Contribution, Contribution Margin, and Adjusted Net Income (Loss) without adjusting for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods”. Beginning in the fourth quarter of 2022, Lyft’s reconciliations of these measures have been updated to reflect this change, and prior period information has been revised to conform to the current period presentation.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution and Adjusted EBITDA amounts.

Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability is amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves is based on the life-to-date cumulative losses collected and likely extends over periods longer than a quarter. The amount of the deferral is recalculated each period based on loss payments and updated estimates of the portfolio’s total losses. Consequently, cumulative reserve adjustments for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any reserve adjustments and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Therefore, in the event that the net amount of any reserve adjustments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of “Net amount from claims ceded under the Reinsurance Agreement”. As of December 31, 2022, we have $2.4 million of deferred gain related to losses ceded under the Reinsurance Agreement, which is included within accrued and other current liabilities on the condensed consolidated balance sheets.

On July 13, 2021, Lyft completed a transaction with Woven Planet for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

In November 2022, Lyft committed to a plan of termination as part of efforts to reduce operating expenses in anticipation of continued macroeconomic headwinds. In April 2020 and November 2020, Lyft announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on Lyft’s business. Lyft believes the costs associated with these restructuring efforts do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$281,090	$457,325
Short-term investments	1,515,702	1,796,533
Prepaid expenses and other current assets	786,067	522,212
Total current assets	2,582,859	2,776,070
Restricted cash and cash equivalents	109,368	73,205
Restricted investments	1,027,506	1,044,855
Other investments	26,390	80,411
Property and equipment, net	313,402	298,195
Operating lease right of use assets	135,213	223,412
Intangible assets, net	76,208	50,765
Goodwill	261,582	180,516
Other assets	23,903	46,455
Total assets	$4,556,431	$4,773,884
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$107,801	$129,542
Insurance reserves	1,417,350	1,068,628
Accrued and other current liabilities	1,561,609	1,264,426
Operating lease liabilities — current	45,803	53,765
Total current liabilities	3,132,563	2,516,361
Operating lease liabilities	176,356	210,232
Long-term debt, net of current portion	803,207	655,173
Other liabilities	55,637	50,905
Total liabilities	4,167,763	3,432,671

Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of December 31, 2022 and December 31, 2021; no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of December 31, 2022 and December 31, 2021; 361,552,359 and 336,335,594 Class A shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; 100,000,000 Class B shares authorized as of December 31, 2022 and December 31, 2021; 8,602,629 and 8,602,629 Class B shares issued and outstanding, as of December 31, 2022 and December 31, 2021	4	3
Additional paid-in capital	10,335,013	9,706,293
Accumulated other comprehensive income (loss)	(5,754)	(2,511)
Accumulated deficit	(9,940,595)	(8,362,572)
Total stockholders’ equity	388,668	1,341,213
Total liabilities and stockholders’ equity	$4,556,431	$4,773,884

Lyft, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Year Ended December 31,
	2022	2021	2020
Revenue	$4,095,135	$3,208,323	$2,364,681
Costs and expenses
Cost of revenue	2,435,736	1,702,317	1,447,516
Operations and support	443,846	402,233	453,963
Research and development	856,777	911,946	909,126
Sales and marketing	531,512	411,406	416,331
General and administrative	1,286,180	915,638	946,127
Total costs and expenses	5,554,051	4,343,540	4,173,063
Loss from operations	(1,458,916)	(1,135,217)	(1,808,382)
Interest expense	(19,735)	(51,635)	(32,678)
Other income (expense), net	(99,988)	135,933	43,669
Loss before income taxes	(1,578,639)	(1,050,919)	(1,797,391)
Provision for (benefit from) income taxes	5,872	11,225	(44,534)
Net loss	$(1,584,511)	$(1,062,144)	$(1,752,857)
Net loss per share, basic and diluted	$(4.47)	$(3.17)	$(5.61)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	354,731	334,724	312,175
Stock-based compensation included in costs and expenses:
Cost of revenue	$44,132	$39,491	$28,743
Operations and support	25,442	24,083	15,829
Research and development	391,983	414,324	325,624
Sales and marketing	49,867	38,243	23,385
General and administrative	239,343	208,419	172,226

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net loss	$(1,584,511)	$(1,062,144)	$(1,752,857)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	154,798	139,347	157,353
Stock-based compensation	750,767	724,560	565,807
Amortization of premium on marketable securities	2,955	4,100	6,461
Accretion of discount on marketable securities	(23,245)	(1,513)	(14,075)
Amortization of debt discount and issuance costs	2,823	35,575	21,050
Deferred income tax from convertible senior notes	—	—	(46,324)
(Gain) loss on sale and disposal of assets, net	(60,655)	5,538	15,216
Gain on divestiture	—	(119,284)	—
Impairment of non-marketable equity security	135,714	—	—
Other	23,592	3,321	4,518
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(275,945)	(207,046)	39,573
Operating lease right-of-use assets	96,317	61,301	61,201
Accounts payable	(27,215)	47,080	44,489
Insurance reserves	348,721	81,564	(391,398)
Accrued and other liabilities	262,358	234,212	(36,679)
Lease liabilities	(43,759)	(48,332)	(53,234)
Net cash used in operating activities	(237,285)	(101,721)	(1,378,899)
Cash flows from investing activities
Purchases of marketable securities	(4,049,515)	(3,801,736)	(4,112,677)
Purchase of non-marketable security	—	(5,000)	(10,000)
Purchases of term deposits	(13,586)	(458,021)	(1,110,317)
Proceeds from sales of marketable securities	676,854	513,009	656,960
Proceeds from maturities of marketable securities	3,308,664	3,259,221	4,745,926
Proceeds from maturities of term deposits	395,092	675,481	645,622
Purchases of property and equipment and scooter fleet	(114,970)	(79,176)	(93,639)
Cash paid for acquisitions, net of cash acquired	(146,334)	3	(12,342)
Sales of property and equipment	129,840	42,543	30,894
Proceeds from divestiture	—	122,688	—
Other	—	(2,000)	—
Net cash provided by (used in) investing activities	186,045	267,012	740,427
Cash flows from financing activities
Repayment of loans	(67,639)	(44,446)	(50,639)
Proceeds from issuance of convertible senior notes	—	—	734,065
Payment of debt issuance costs	—	—	(824)
Purchase of capped call	—	—	(132,681)
Proceeds from exercise of stock options and other common stock issuances	21,655	33,822	26,067
Taxes paid related to net share settlement of equity awards	(6,733)	(26,297)	(20,240)
Principal payments on finance lease obligations	(34,783)	(35,547)	(41,682)
Other	—	(2)	(1,500)
Net cash used in financing activities	(87,500)	(72,470)	512,566
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(631)	(113)	(74)
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(139,371)	92,708	(125,980)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	531,193	438,485	564,465
End of period	$391,822	$531,193	$438,485

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021	2020
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$281,090	$457,325	$319,734
Restricted cash and cash equivalents	109,368	73,205	118,559
Restricted cash, included in prepaid expenses and other current assets	1,364	663	192
Total cash, cash equivalents and restricted cash and cash equivalents	$391,822	$531,193	$438,485

Supplemental disclosures of cash flow information
Cash paid for income taxes	10,723	5,865	4,037
Cash paid for interest	16,752	16,521	12,545

Non-cash investing and financing activities
Financed vehicles acquired, net of principal payments	$48,104	$56,830	$34,051
Purchases of property and equipment, and scooter fleet not yet settled	31,534	12,214	7,220
Contingent consideration	15,000	—	—
Right-of-use assets acquired under finance leases	11,428	26,640	6,556
Right-of-use assets acquired under operating leases	498	7,148	28,838
Remeasurement of finance and operating lease right of use assets for lease modification	(321)	58	—
Purchase of non-marketable securities	—	64,756	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	—	—	133,088
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	—	—	130,089

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	2022	2021
Contribution(1)

Revenue	$1,175.0	$1,053.8	$969.9	$4,095.1	$3,208.3
Less cost of revenue	(774.4)	(570.7)	(551.2)	(2,435.7)	(1,702.3)
Gross profit	400.6	483.1	418.7	1,659.4	1,506.0
Gross profit margin	34.1%	45.8%	43.2%	40.5%	46.9%
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	1.2	2.3	5.0	11.0
Stock-based compensation expense	11.1	13.0	10.7	44.1	39.5
Payroll tax expense related to stock-based compensation	0.1	0.2	0.2	1.2	1.8
Net amount from claims ceded under the Reinsurance Agreement(2)(3)	—	—	24.6	18.5	52.8
Transactions related to certain legacy auto insurance liabilities	—	—	—	—	20.2
Restructuring charges(4)	1.6	—	—	1.6	—
Contribution(1)	$414.7	$497.5	$456.5	$1,729.8	$1,631.3
Contribution Margin(1)	35.3%	47.2%	47.1%	42.2%	50.8%
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period, to help investors understand the ultimate economic benefit of the Reinsurance Agreement.
(3) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(4) Included in restructuring charges is $1.6 million of severance and other employee costs. In addition, restructuring-related charges of $0.2 million for stock-based compensation and the payroll tax expense related to stock-based compensation are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	2022	2021
Adjusted EBITDA(1)

Net loss	$(588.1)	$(422.2)	$(283.2)	$(1,584.5)	$(1,062.1)
Adjusted to exclude the following:
Interest expense(2)	5.6	5.3	13.3	20.8	52.8
Other income, net(3)	(15.5)	126.2	(5.5)	100.0	(135.9)
Provision for (benefit from) income taxes	2.4	0.6	2.0	5.9	11.2
Depreciation and amortization	58.0	35.9	33.3	154.8	139.3
Stock-based compensation	199.4	221.0	160.9	750.8	724.6
Payroll tax expense related to stock-based compensation	1.9	3.1	3.3	17.0	31.5
Net amount from claims ceded under the Reinsurance Agreement(4)(5)	—	—	24.6	18.5	52.8
Sublease income(6)	1.5	2.6	3.7	11.6	6.6
Costs related to acquisitions and divestitures(7)	—	0.9	—	2.3	1.5
Transactions related to certain legacy auto insurance liabilities	—	—	—	—	20.4
Restructuring charges(8)	86.6	—	—	86.6	—
Adjusted EBITDA(1)	$(248.3)	$(26.7)	$(47.6)	$(416.5)	$(157.5)
Adjusted EBITDA Margin(1)	(21.1%)	(2.5%)	(4.9%)	(10.2%)	(4.9%)
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.4 million, $0.3 million and $0.2 million related to the interest component of vehicle related finance leases in the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, and $1.1 million related to the interest component of vehicle related finance leases in each of the years ended December 31, 2022 and 2021.
(3) Includes a $135.7 million impairment charge related to a non-marketable equity investment and other assets in the third quarter of 2022, a $119.3 million pre-tax gain from our transaction with Woven Planet and interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(4) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period, to help investors understand the ultimate economic benefit of the Reinsurance Agreement.
(5) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(6) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(7) Includes third-party costs incurred related to our transaction with Woven Planet in the third quarter of 2021.
(8) Included in restructuring charges is $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs. In addition, restructuring-related charges for stock-based compensation of $9.5 million, payroll taxes related to stock-based compensation of $0.3 million and accelerated depreciation of $23.9 million are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended			Year Ended December 31,
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	2022	2021
Adjusted Net Income(1)

Net Loss	$(588.1)	$(422.2)	$(283.2)	$(1,584.5)	$(1,062.1)
Adjusted for the following:
Amortization of intangible assets	5.5	5.4	4.1	18.4	18.1
Stock-based compensation expense	199.4	221.0	160.9	750.8	724.6
Payroll tax expense related to stock-based compensation	1.9	3.1	3.3	17.0	31.5
Net amount from claims ceded under the Reinsurance Agreement(2)(3)	—	—	24.6	18.5	52.8
Costs related to acquisitions and divestitures(4)	—	—	—	2.3	(117.7)
Transactions related to certain legacy auto insurance liabilities	—	0.9	—	—	20.4
Restructuring charges(5)	110.5	—	—	110.5	—
Impairment of non-marketable equity security(6)	—	135.7	—	135.7	—
Adjusted Net Income (Loss)	$(270.8)	$(56.1)	$(90.2)	$(531.4)	$(332.6)
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period, to help investors understand the ultimate economic benefit of the Reinsurance Agreement.
(3) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(4) Includes a $119.3 million pre-tax gain and third-party costs incurred related to our transaction with Woven Planet in the third quarter of 2021.
(5) Included in restructuring charges is $29.2 million of severance and other employee costs, $57.4 million related to lease impairments and other restructuring costs and $23.9 million related to accelerated depreciation of certain fixed assets. In addition, restructuring-related charges for the stock-based compensation of $9.5 million, payroll taxes related to stock-based compensation of $0.3 million are included on their respective line items.
(6) In the third quarter of 2022, we recorded $135.7 million in impairment charges related to a non-marketable equity investment and other assets in the third quarter of 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.